Exhibit 10.2

SKINMEDICA

2002 STOCK INCENTIVE PLAN

(as amended and restated effective February 2004)

SECTION 1. PURPOSE

The purpose of the SkinMedica 2002 Stock Incentive Plan (the “Plan”) is to enhance the long-term stockholder value of SkinMedica, Inc., a Delaware corporation (the “Company”), by offering opportunities to selected persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

SECTION 2. DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Award” means a grant of Options or Stock Awards, or any combination thereof, pursuant to the Plan.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in an employment or services agreement between the Participant and the Company or a Related Corporation, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Board, and its determination shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, par value of $ 0.01 per share, of the Company.

“Corporate Transaction” means consummation of either

(a)	a merger or consolidation of the Company with or into any other corporation or other entity or person or

(b)	a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company’s outstanding securities or all or substantially all the Company’s assets;

provided, however, that a Corporate Transaction shall not include a Related Party Transaction.

“Director” means a member of the Board.

“Disability” has the meaning set forth in Section 22(e)(3) of the Code, which as of the date of the adoption of the Plan is as follows: “An individual is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.”

“Employment Termination Date” has the meaning set forth in Section 7.6.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the per share value of the Common Stock as established in good faith by the Board or (a) if the Common Stock is listed on the Nasdaq National Market, the closing sales price (or closing bid, if no sales were reported) for the Common Stock as reported by that market for the last market trading day prior to the time of determination, or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price (or closing bid, if no sales were reported) for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for the last market trading day prior to the time of determination.

“Good Reason” means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice from the Participant:

(a) a change in the Participant’s status, position or responsibilities (including reporting responsibilities) that, in the Participant’s reasonable judgment, represents a substantial reduction in the status, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities that, in the Participant’s reasonable judgment, are materially inconsistent with such status, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such positions, except in connection with the termination of the Participant’s employment for Cause, as a result of his or her Disability or death, or by the Participant other than for Good Reason;

(b) a material reduction in the Participant’s annual base salary, except in connection with a general reduction in the compensation of the Successor Corporation’s personnel with similar status and responsibilities;

(c) the Successor Corporation’s requiring the Participant (without the Participant’s consent) to be based at any place outside a 50-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation’s business that is not materially greater than such travel requirements prior to the Corporate Transaction;

(d) the Successor Corporation’s failure to provide the Participant with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

(e) any material breach by the Successor Corporation of its obligations to the Participant under the Plan or any substantially equivalent plan of the Successor Corporation; or

(f) any purported termination of the Participant’s employment or service relationship for Cause by the Successor Corporation that is not in accordance with the definition of Cause under the Plan.

“Grant Date” means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

“Independent Director” means a Director who is not an employee of the Company.

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

“Option” means the right to purchase Common Stock granted under Section 7.

“Option Expiration Date” has the meaning set forth in Section 7.6.

“Option Term” has the meaning set forth in Section 7.3.

“Parent” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 11; or (c) the person(s) to whom an Award has been transferred in accordance with Section 11.

“Plan Administrator” means the Board or any committee or committees designated by the Board.

“Related Corporation” means any Parent or Subsidiary of the Company.

“Related Party Transaction” means (i) a merger or consolidation of the Company in which the holders of the voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the voting securities in the Successor Corporation immediately after the merger or consolidation; (ii) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to a wholly owned subsidiary corporation; (iii) a mere reincorporation of the Company; or (iv) a transaction undertaken for the sole purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction.

“Retirement” means retirement on or after the individual’s normal retirement date under the Company’s 401(k) plan or other similar successor plan applicable to salaried employees, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means an Award of shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

“Subsidiary” means any corporation, whether now existing or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Successor Corporation” has the meaning set forth in Section 12.3.1.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which the Option begins to vest for purposes of Section 7.4.

SECTION 3. ADMINISTRATION

3.1 Plan Administrator

The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) ”outside directors” as contemplated by Section 162(m) of the Code and (b) ”nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2 Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 12.1, a maximum of 5,250,497 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2 Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or settlement of the Award to the extent it is exercised for or settled in vested and nonforfeitable shares) shall again be available for issuance in connection with future grants of Awards under the Plan. Notwithstanding the foregoing, to the extent required by applicable law, shares repurchased by the Company pursuant to Section 13 shall not again be available for issuance in connection with future grants of Awards under the Plan; provided, however, the aggregate number of shares that may be issued upon the exercise of Incentive Stock Options shall in no event exceed the number set forth in Section 4.1, subject to adjustment from time to time as provided in Section 12.1.

SECTION 5. ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Awards may also be granted to consultants, agents, advisors and independent contractors who provide services to the Company and its Related Corporations; provided, however, that such Participants (a) are natural persons or an alter ego entity who have contracted directly with the Company or a Related Corporation to render such services; (b) render bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction; and (c) render bona fide services that do not directly or indirectly promote or maintain a market for the Company’s securities. Each Independent Director shall also be eligible to be granted Options at the times and in the manner set forth in Section 7.8.

SECTION 6. AWARDS

6.1 Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Awards may be granted singly or in combination.

6.2 Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

6.3 Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the

Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

SECTION 7. AWARDS OF OPTIONS

7.1 Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2 Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but (a) for Incentive Stock Options, shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date and (b) for Nonqualified Stock Options, to the extent required by applicable law, shall not be less than 85% of the Fair Market Value of the Common Stock on the Grant Date. The exercise price for an Option granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date.

7.3 Term of Options

The term of each Option (the “Option Term”) shall be as established by the Plan Administrator or, if not so established, shall be ten years from the Grant Date. Notwithstanding the foregoing, to the extent required by applicable law, the maximum Option Term shall not exceed ten years from the Grant Date. For Incentive Stock Options, the Option Term shall be as specified in Sections 8.2 and 8.4.

7.4 Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Corporations From the Vesting Commencement Date	Portion of Total Option That Is Vested and Exercisable
After 1 year	1/4th

Each additional one-month period of continuous service completed thereafter	1/48th

After 4 years	100%

The Plan Administrator may adjust the vesting schedule of an Option held by a Participant who works less than “full-time” as that term is defined by the Plan Administrator or who takes a Company-approved leave of absence.

To the extent that an Option has vested and become exercisable, the Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

Notwithstanding the foregoing, to the extent required by applicable law, Options granted to persons who are not officers, directors or consultants of the Company or any of its Related Corporations shall become exercisable at the rate of at least 20% per year over five years from the Grant Date, subject to reasonable conditions such as continued employment. As indicated above, the Company’s standard vesting schedule is over a four year period from the Vesting Commencement Date.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check (acceptable to the Plan Administrator) or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of:

(a) cash;

(b) check (acceptable to the Plan Administrator);

(c) tendering (either actually or, if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d) if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(e) such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of a full-recourse promissory note or (ii) the guarantee by the Company of a full-recourse loan obtained by the Participant from a third party. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.

7.6 Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of termination of the Participant’s employment or service relationship (the “Employment Termination Date”) shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the Employment Termination Date shall expire upon the earliest to occur of

(i)	if the Participant’s Employment Termination Date occurs for reasons other than Cause, Retirement, Disability or death, the three-month anniversary of such Employment Termination Date;

(ii)	if the Participant’s Employment Termination Date occurs by reason of Retirement, Disability or death, the one-year anniversary of such Employment Termination Date; and

(iii)	the last day of the Option Term (the “Option Expiration Date”).

Notwithstanding the foregoing, if the Participant dies after the Employment Termination Date but while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Employment Termination Date shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the Participant’s employment or service relationship for Cause, the Option shall automatically expire at the time the Company first notifies the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after the Participant’s relationship with the Company or a Related Corporation has ended, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

Also notwithstanding the foregoing, to the extent required by applicable law, unless employment is terminated for Cause, the right to exercise an Option in the event of termination of employment, to the extent that the Participant is otherwise entitled to exercise an Option on the Employment Termination Date, shall be at least six months from the Employment Termination Date if termination was caused by death or Disability, and at least 30 days from the Employment Termination Date if termination of employment was caused by other than death or Disability, but in no event later than the Option Termination Date.

(c) A Participant’s transfer of employment or service relationship between or among the Company and a Related Corporation, or a change in status from an employee to a consultant, agent, advisor or independent contractor or a change in status from a consultant, agent, advisor or independent contractor to an employee, shall not be considered a termination of employment or service relationship for purposes of this Section 7. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

7.7 Early Exercisability

The Plan Administrator may provide in the terms of a Participant’s Option agreement that the Participant may exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that subject to Section 13, shares of Common Stock acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Plan Administrator may determine in its sole discretion.

7.8 Options to Independent Directors

(a) Each Independent Director as of September 13, 2002 (an “Initial Independent Director”) and any person who is thereafter initially elected to the Board and who is an Independent Director at the time of such election (a “New Independent Director”), shall automatically be granted an Option to purchase thirty thousand (30,000) shares of Common Stock (subject to adjustment as provided in Section 12) (each, an “Initial Option”).

(b) Each Independent Director shall, on the date of each annual meeting of stockholders after the date on which such Independent Director is granted an Initial Option, automatically be granted an Option to purchase seven thousand five hundred (7,500) shares of Common Stock (subject to adjustment as provided in Section 12) (each, a “Subsequent Option”). Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an Initial Option grant pursuant to clause (a) of the preceding sentence, but to the extent that they are otherwise eligible, will receive, after retirement from employment with the Company, Options as described in this clause (b).

(c) Initial Options granted to Initial Independent Directors shall become exercisable as follows:

One-fourth (1/4th) of the Shares subject to the Initial Option (rounded down to the next whole number of shares) shall vest and become exercisable on December 28, 2002 (i.e., the first anniversary of the initial closing of the Company’s Series A Preferred Stock financing). For each additional one-month period of continuous service completed thereafter, an additional one-forty-eighth (1/48th) of the Shares shall vest and become exercisable on the last day of each such month.

(d) Initial Options granted to New Independent Directors shall become exercisable as follows:

One-fourth (1/4th) of the Shares subject to the Initial Option (rounded down to the next whole number of shares) shall vest and become exercisable on the first anniversary of the date of such New Independent Director’s initial election to the Board. For each additional one-month period of continuous service completed thereafter, an additional one-forty-eighth (1/48th) of the Shares shall vest and become exercisable on the last day of each such month.

(e) Subsequent Options granted to Independent Directors shall become vested in full on the one year anniversary of the date of grant of such Subsequent Options.

(f) The per share price of each Option granted to an Independent Director shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

(g) The term of each Option granted to an Independent Director shall be ten (10) years from the date the Option is granted. No portion of an Option which is unexercisable at the time of an Independent Director’s termination of membership on the Board shall thereafter become exercisable. All Initial Options and Subsequent Options granted pursuant to this Section 7.8 may be exercised in whole or in part prior to the full vesting of such Options; provided, however, that consistent with Section 13, shares of Common Stock acquired upon exercise of any such Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Plan Administrator may determine in its sole discretion.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1 Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable by any Participant for the first time during any calendar year (under the Plan and all other stock option plans of the Company and any Related Corporation) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2 More Than 10% Stockholders

If an individual owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its Related Corporations, then the exercise price per share of an Incentive Stock Option granted to such individual shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.3 Eligible Employees

Individuals who are not employees of the Company or one of its Related Corporations may not be granted Incentive Stock Options.

8.4 Term

Subject to Section 8.2, the Option Term shall not exceed ten years.

8.5 Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Employment Termination Date if termination was for reasons other than death or disability, (b) more than one year after the Employment Termination Date if termination was by reason of disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6 Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7 Promissory Notes

The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

8.8 Stockholder Approval

If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any outstanding Incentive Stock Options shall become Nonqualified Stock Options.

8.9 Code Definitions

For purposes of this Section 8, “parent corporation,” “subsidiary corporation” and “disability” have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9. STOCK AWARDS

9.1 Grant of Stock Awards

(a) The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. Subject to Section 13.3, the terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which repurchase or forfeiture of the Stock Award shall occur by reason of termination of the Participant’s employment or service relationship.

(b) Notwithstanding the foregoing, to the extent required by applicable law, the purchase price for any Stock Awards that may be purchased under the Plan (“Stock Purchase Rights”) shall be at least 85% of the Fair Market Value of the Common Stock at the time the Participant is granted the Stock Purchase Right or at the time the purchase is consummated. Also notwithstanding the foregoing, the purchase price shall be at least 100% of the Fair Market Value of the Common Stock at the time the Participant is granted the Stock Purchase Right or at the time the purchase is consummated in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation.

9.2 Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3 Waiver of Restrictions

Notwithstanding any other provision of the Plan, the Plan Administrator may, in its sole discretion, waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 10. WITHHOLDING

10.1 General

To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with an Award. The Company shall not be required to issue any shares of Common Stock or make any cash distributions under the Plan until such obligations are satisfied.

10.2 Share Withholding

The Plan Administrator may permit or require a Participant to satisfy all or part of any withholding tax obligations by having the Company withhold a portion of any shares of Common Stock that would otherwise be issued to the Participant pursuant to an Award (up to the employer’s minimum required tax withholding rate) or by surrendering any shares that the Participant previously acquired (up to the employer’s minimum required tax withholding rate to the extent the Participant has held the surrendered shares for less than six months). Such shares of Common Stock shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

SECTION 11. ASSIGNABILITY

Awards granted under the Plan and any interest therein may not be assigned, pledged or transferred by the Participant and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, and, during the Participant’s lifetime, such Awards may be exercised only by the Participant. Notwithstanding the foregoing, the Plan Administrator, in its discretion, may permit the transfer by a Participant of an Award other than an Incentive Stock Option as permitted by Rule 701 of the Securities Act (which as of the date of the adoption of the Plan generally provides that securities issued under Rule 701 are deemed to be restricted securities under Rule 144 of the Securities Act and resales of such securities must be in compliance with the registration requirements of the Securities Act or an exemption from those requirements); provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 12. ADJUSTMENTS

12.1 Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure, including without limitation, a Related Party Transaction, results in (a) the outstanding shares of Common Stock, or any securities exchanged therefore or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan and issuable as Incentive Stock Options as set forth in Section 4 and (ii) the number and kind of securities that are subject to any outstanding Awards and the per share price of such securities, without any change in the aggregate price to be paid therefore. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 12.1 but shall be governed by Sections 12.2 and 12.3, respectively.

12.2 Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Board in its sole discretion, Options and Stock Awards denominated in units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Board, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

12.3 Corporate Transaction

12.3.1 Options

(a) In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing an Option and except as provided in Subsection (b) below, each outstanding Option shall be assumed or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”).

(b) If in the event of a Corporate Transaction the Successor Corporation refuses to assume or substitute for an Option, then each such outstanding Option shall become fully vested and exercisable with respect to 100% of the unvested portion of the Option. In such case, the Plan Administrator shall notify the Participant in writing or electronically that the unvested portion of the Option specified above shall be fully vested and exercisable for a specified time period. At the expiration of the time period, the Option shall terminate, provided that the Corporate Transaction is consummated.

(c) For the purposes of this Section 12.3, the Option shall be considered assumed, continued or substituted for if following the Corporate Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator and its determination shall be conclusive and binding.

(d) All Options shall terminate and cease to remain outstanding immediately following the Corporate Transaction, except to the extent assumed by the Successor Corporation.

12.3.2 Stock Awards

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, the vesting of shares subject to Stock Awards shall accelerate, and the repurchase or forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Corporate Transaction. If unvested Options are to be assumed, continued or substituted by a Successor Corporation without acceleration upon the occurrence of a Corporate Transaction, the repurchase or forfeiture provisions to which such Stock Awards are subject shall continue with respect to shares of the Successor Corporation that may be issued in exchange for such shares.

12.3.3 Acceleration

Except as otherwise provided in the Agreement evidencing the Award, any such Awards that are assumed or replaced in a Corporate Transaction and do not otherwise accelerate at that time shall automatically become fully vested and exercisable with respect to 100% of the unvested portion of the Award (the forfeiture or repurchase provisions to which such Awards may be subject shall lapse to the same extent) in the event that the Participant’s employment or service relationship with the Successor Corporation should terminate (i) in connection with the Corporate Transaction or (ii) subsequently within two years following such Corporate Transaction, unless such employment or service relationship is terminated by the Successor Corporation for Cause or by the Participant voluntarily without Good Reason; provided, that any such acceleration shall not occur (a) if, in the opinion of the Company’s outside accountants, such acceleration would render unavailable “pooling of interests” accounting treatment for any Corporate Transaction for which pooling of interests accounting treatment is sought by the Company, or (b) in connection with a general reduction in workforce.

12.4 Further Adjustment of Awards

Subject to Sections 12.2 and 12.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

12.5 Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12.6 Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 13. FIRST REFUSAL AND REPURCHASE RIGHTS

13.1 First Refusal Rights

Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by the Participant of any shares of Common Stock issued pursuant to an Award granted under the Plan. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the agreement evidencing such right.

13.2 Repurchase Rights For Unvested Shares

Subject to Section 13.3, the Plan Administrator shall have the discretion to provide that the Company may repurchase unvested shares of Common Stock acquired upon exercise of an Option or Stock Award upon the occurrence of certain specified events, including, without limitation, a Participant’s cessation of employment or services, bankruptcy or insolvency. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Plan Administrator and set forth in the agreement evidencing such right.

Except as otherwise provided in the instrument evidencing the Award, in the event of a Corporate Transaction, the Company’s repurchase rights shall automatically be assigned to the Successor Corporation; provided, however, that such repurchase rights shall automatically lapse if and to the same extent that the vesting of outstanding Options accelerates in connection with the Corporate Transaction.

The Plan Administrator shall have the discretionary authority, exercisable either before or after the Participant’s cessation of employment or service, to cancel the Company’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Participant under an Option and thereby accelerate the vesting of such shares in whole or in part at any time.

13.3 Restrictions on Rights

(a) To the extent required by applicable law, any right of repurchase on behalf of the Company in the event of a Participant’s termination of employment shall be at a purchase price that is (i) not less than the Fair Market Value of the securities upon termination of employment, and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of the exercise), and the right shall terminate when the Company’s securities become publicly traded; or (ii) at the original purchase price, provided that the right to repurchase at the original purchase price shall lapse in accordance with the vesting schedule established by the Plan Administrator for such Option or Stock Purchase Right, but in any case at the rate of at least 20% of the shares per year over five years from the date the Option or Stock Purchase Right is granted (without respect to the date the Option or Stock Purchase Right was exercised or became exercisable) and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of the exercise). In addition to the restrictions set forth in clauses (i) and (ii), the securities held by an officer, director or consultant of the Company or an affiliate of the Company may be subject to additional or greater restrictions.

(b) Notwithstanding the foregoing, repurchase or first refusal rights under this Section 13 may not be exercised earlier than six months and one day following the date the shares were purchased by the Participant or such other time period necessary to avoid charges to the Company’s earnings for financial reporting purposes. All the Company’s first refusal and repurchase rights under this Section 13 are assignable by the Company at any time.

SECTION 14. MARKET STANDOFF

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time beginning on the date such person is notified in writing by the Company that the Company proposes to file a registration statement under the Securities Act and ending on the date specified by the Company or its underwriters; provided, however, that in no event shall such period exceed 180 days following the effective date of such registration. The limitations of this Section 14 shall in all events terminate four years after the effective date of the Company’s initial public offering.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 14, to the same extent the purchased shares are at such time covered by such provisions.

In order to enforce the limitations of this Section 14, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

SECTION 15. AMENDMENT AND TERMINATION

15.1 Amendment or Termination of Plan

The Board may suspend, amend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

15.2 Term of Plan

Unless sooner terminated as provided therein, the Plan shall terminate ten years after the earlier of (a) the Plan’s adoption by the Board and (b) its approval by the stockholders.

15.3 Consent of Participant

The suspension, amendment or termination of the Plan or the amendment of an outstanding Award (including, without limitation, any action taken under Section 12.4) shall not, without the Participant’s consent, impair or diminish any rights or obligations under any Award theretofore granted to the Participant under the Plan. Any amendment made to the Plan or to an outstanding Incentive Stock Option (including, without limitation, any amendment under Section 12.4) that would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

SECTION 16. GENERAL

16.1 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

16.2 No Individual Rights

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation to terminate a Participant’s employment or other relationship at any time, with or without Cause.

16.3 Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

To the extent that the Plan or any instrument evidencing an Award provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with federal and state securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

16.4 No Rights as a Stockholder

No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

16.5 Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

16.6 Participants in Foreign Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

16.7 No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.8 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

16.9 Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of California without giving effect to principles of conflicts of laws.

16.10 Financial Reports

To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations or other applicable law, the Company shall provide annual financial statements of the Company to each Participant. Such financial statements need not be audited and need not be issued to key employees whose duties with the Company assure them access to equivalent information.

SECTION 17. EFFECTIVE DATE

The effective date of the Plan is the date on which it is adopted by the Board, so long as it is approved by the Company’s stockholders at any time within 12 months of such adoption, if stockholder approval is required by applicable law. Any Award exercised or settled in shares of Common Stock before stockholder approval is obtained shall be rescinded if stockholder approval is required and is not obtained within 12 months before or after the Board adopts the Plan. Such shares shall not be counted in determining whether such approval is obtained.